UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 3, 2012 (May 1, 2012)

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 1, 2012, iGATE Corporation (“iGATE”) entered into an underwriting agreement (the “Underwriting Agreement”) with certain selling shareholders as named in Schedule A thereto (the “Selling Shareholders”) and Jefferies & Company, Inc., as the underwriter named therein, relating to the sale of 1,500,000 shares of common stock of iGATE by the Selling Shareholders in a public offering pursuant to the registration statement on Form S-3 (File No. 333-170042) and a related prospectus supplement filed with the Securities and Exchange Commission. In addition, the Selling Shareholders granted the underwriter an option exercisable for 30 days from the date of such prospectus supplement to purchase from them, at the public offering price less underwriting discounts and commissions, up to an additional 225,000 shares of common stock of iGATE.

iGATE will not receive any proceeds from the offering. The offering is expected to close on May 7, 2012, subject to customary closing conditions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 1, 2012, by and among iGATE Corporation, the selling shareholders named in Schedule A thereto and Jefferies & Company, Inc., as the underwriter named therein.

5.1	Opinion of Reed Smith LLP

23.1	Consent of Reed Smith LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath

Name:	Mukund Srinath

Title:	Senior Vice President – Legal & Corporate Secretary

May 3, 2012

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

1.1	Underwriting Agreement, dated May 1, 2012, by and among iGATE Corporation, the selling shareholders named in Schedule A thereto and Jefferies & Company, Inc., as the underwriter named therein.	Filed herewith

5.1	Opinion of Reed Smith LLP	Filed herewith

23.1	Consent of Reed Smith LLP	Included in Exhibit 5.1